Sun Microsystems Reports Preliminary Results for Fourth Quarter Fiscal Year 2008

SANTA CLARA, Calif. - July 15, 2008 - Sun Microsystems, Inc. (NASDAQ: JAVA) reported preliminary results today for its fourth quarter of fiscal 2008, which ended June 30, 2008.

Sun expects to report revenues for the fourth quarter of fiscal 2008 in the range of $3.725 to $3.800 billion, as compared with $3.835 billion for the fourth quarter of fiscal 2007. Total gross margin as a percent of revenues for the fourth quarter of fiscal 2008 is expected to be in the range of 44 to 45 percent.

Sun anticipates reporting GAAP net income per diluted share for the fourth quarter of fiscal 2008 in the range of $0.05 to $0.15. GAAP net income per diluted share includes a restructuring charge of approximately $100 million. On a non-GAAP basis, Sun expects to report net income per diluted share in the range of $0.25 to $0.35. Non-GAAP net income per diluted share excludes purchased in-process research and development, amortization of acquisition related intangibles, stock-based compensation expense, restructuring charges and related impairment of long-lived assets, gain or loss on equity investments, settlement income and the related income tax effects of non-GAAP exclusions.

"In these difficult economic times, we continue to see customers across the world look to open software and hardware as a source of savings, and feel well positioned with our most robust line ever of server, storage, software and service offerings," said Jonathan Schwartz, CEO of Sun Microsystems.

Sun will report its complete fourth quarter and full fiscal year 2008 financial results on Friday, August 1, 2008. The company will host a conference call on August 1, 2008 to review the complete financial results beginning at 5:00 a.m. PT / 8:00 a.m. ET. The general public can access the financial results and listen to the call via Sun's Investor Relations website at www.sun.com/investors.

About Sun Microsystems, Inc.

Sun Microsystems develops the technologies that power the global marketplace. Guided by a singular vision -- "The Network is the Computer" -- Sun drives network participation through shared innovation, community development and open source leadership. Sun can be found in more than 100 countries and on the Web at http://sun.com.

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This press release contains forward-looking statements regarding the future results and performance of Sun Microsystems, Inc., including statements regarding Sun's estimated revenues, total gross margin, GAAP and non-GAAP net income per diluted share and restructuring charge for the fourth quarter of fiscal 2008 and statements regarding industry trends, customer preferences and Sun's position. These forward-looking statements involve risks and uncertainties and actual results could differ materially from those predicted in any such forward-looking statements. Sun's preliminary results announced in this press release are based on preliminary information about the fourth quarter of fiscal 2008 and are subject to revision. Although the quarter is now completed, Sun is still in the early stages of its standard financial reporting closing procedures. Accordingly, as Sun completes its normal quarter and year-end closing and auditing processes, actual results could differ materially from these preliminary estimates. Factors that could cause Sun's actual results to differ materially from those contained in such forward-looking statements include: inaccurate data or assumptions; unforeseen expenses; changes in estimates or judgments related to tax liabilities; potential goodwill impairments; potential litigation, bad debts or other contingencies; facts or circumstances affecting the application of Sun's critical accounting policies, including revenue recognition; risks associated with developing, designing, manufacturing and distributing new products; lack of success in technological advancements; pricing pressures; lack of customer acceptance and implementation of new products and technologies; the possibility of errors or defects in new products; a material acquisition, restructuring or other event that results in significant charges; competition; adverse business conditions; failure to retain key employees; the cancellation or delay of projects; Sun's reliance on single-source suppliers; risks associated with Sun's ability to purchase a sufficient amount of components to meet demand; inventory risks; risks associated with Sun's international customers and operations; delays in product development; Sun's dependence on significant customers and specific industries; and Sun's dependence on channel partners. Please also refer to Sun's periodic reports that are filed from time to time with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2007 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2007, December 30, 2007 and March 30, 2008. Sun assumes no obligation to, and does not currently intend to, update these forward-looking statements.

To supplement Sun's preliminary financial results presented in accordance with GAAP, Sun provides non-GAAP net income per diluted share data. The presentation of this non-GAAP financial measure should be considered in addition to Sun's GAAP results and is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Sun's management believes that this non-GAAP financial measure provides meaningful supplemental information regarding its performance by excluding certain gains, losses and charges that may not be indicative of Sun's core business operating results. Sun believes that both management and investors benefit from referring to this non-GAAP financial measure in assessing Sun's performance. This non-GAAP financial measure also facilitates comparisons to Sun's historical performance and its competitors' operating results. Sun includes this non-GAAP financial measure because management believes it is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making. Non-GAAP net income per diluted share ($0.25 to $0.35) is equal to GAAP net income per diluted share ($0.05 to $0.15) as adjusted to exclude purchased in-process research and development, amortization of acquisition related intangibles, stock-based compensation expense, restructuring charges and related impairment of long-lived assets, gain or loss on equity investments, settlement income and the related income tax effects of non-GAAP exclusions (an aggregate adjustment of $0.20 per diluted share).

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Sun, Sun Microsystems, the Sun logo, Java, and The Network Is The Computer are trademarks or registered trademarks of Sun Microsystems, Inc. or its subsidiaries in the United States and other countries.

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Investor Contact:
Ron Pasek
650-786-8008
ron.pasek@sun.com

Press Contact:
Kristi Rawlinson
650-786-6933
kristi.rawlinson@sun.com

Industry Analyst Contact:
Kathy Engle
415-294-4368
kathy.engle@sun.com